Exhibit 99.1

        Jefferies Announces All-Time Record Quarterly Results; Revenues,
     Net Earnings and Earnings Per Share Up 64%, 125% and 104%, Respectively

    NEW YORK--(BUSINESS WIRE)--April 13, 2004--Jefferies Group, Inc. (NYSE:JEF) today announced record financial results for the first quarter ended March 26, 2004.

    Highlights for the first quarter ended March 26, 2004:

    -- Total revenues were up 64% to a record $303.1 million versus $185.3 million for the first quarter of 2003.

    -- Net earnings were up 125% to a record $31.9 million compared to $14.2 million for the first quarter of 2003.

    -- Earnings per share (diluted) were up 104% to a record $0.51 compared to $0.25 for the first quarter of 2003.

    -- Total trading revenues were up 39% to a record $158.7 million versus $114.4 million for the first quarter of 2003.

    -- Investment banking revenues were up 107% to $91.4 million versus $44.2 million for the first quarter of 2003.

    -- Combined asset management fees / investment income from managed funds was up 561% to a record $23.8 million versus $3.6 million for the first quarter of 2003.

    "We are pleased that, across the board, our business units all performed well," said Richard B. Handler, Chairman and Chief Executive Officer of Jefferies.
    "The support of our clients and the dedication of our hard-working employees are key to our success," added John C. Shaw, Jr., President of Jefferies.

    Conference Call

    A conference call with management discussion of financial results for the first quarter ended March 26, 2004 will be held April 13 at 11:00 a.m. (Eastern) and can be accessed at 617-801-9714 (code:
22871334). A replay of the call will be available two hours post-call at 617-801-6888 (code: 74311674). A live audio webcast and delayed replay will also be available under "Investor Relations" at www.jefco.com. Questions for consideration by management can be submitted in advance through the "Contact Us" function at www.jefco.com or by calling 203-708-5975 by 9:30 a.m. Eastern on April 13.

    About Jefferies

    Jefferies Group, Inc. (NYSE:JEF) is a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., offer a variety of services for institutional investors and middle-market companies. Subsidiaries of Jefferies Group, Inc., together, comprise a full-service investment bank and institutional securities firm focused on the middle market. Jefferies offers financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies. The firm provides outstanding trade execution in equity, high yield, convertible and international securities, as well as fundamental research and asset management capabilities, to institutional investors. Additional services include correspondent clearing, prime brokerage, private client services and securities lending. The firm's leadership in equity trading is recognized by numerous consulting and survey organizations, and Jefferies' subsidiary, Helfant Group, Inc., executes approximately 10 percent of the daily reported volume of the NYSE.
    Through its subsidiaries, Jefferies Group, Inc. employs more than 1,600 people in offices worldwide, including Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York, Paris, San Francisco, Tokyo, Washington and Zurich. Further information about Jefferies, including a description of investment banking, trading, research and asset management services, can be found at www.jefco.com.


                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                                Three Months Ended
                                            --------------------------
                                              Mar. 26,       Mar. 28,
                                                2004           2003
                                            -----------    -----------

Revenues:
  Commissions                               $   72,303     $   56,657
  Principal transactions                        86,440         57,765
  Investment banking                            91,372         44,203
  Asset management fees and investment
   income from managed funds                    23,801          3,601
  Interest                                      24,739         21,499
  Other                                          4,439          1,574
                                            -----------    -----------
    Total revenues                             303,094        185,299
Interest expense                                24,587         21,050
                                            -----------    -----------
Revenues, net of interest expense              278,507        164,249
                                            -----------    -----------

Non-interest expenses:
  Compensation and benefits                    158,938         95,397
  Floor brokerage and clearing fees             13,755         10,812
  Technology and communications                 16,409         14,471
  Occupancy and equipment rental                 9,612          7,326
  Business development                           8,410          6,050
  Other                                         10,164          6,936
                                            -----------    -----------
    Total non-interest expenses                217,288        140,992
                                            -----------    -----------

Earnings before income taxes and
 minority interest                              61,219         23,257
Income taxes                                    21,257          9,072
                                            -----------    -----------
Earnings before minority interest               39,962         14,185
Minority interest in earnings of
 consolidated subsidiaries, net                  8,053             --
                                            -----------    -----------
  Net earnings                              $   31,909     $   14,185
                                            ===========    ===========

Earnings per share:
  Basic                                     $     0.57     $     0.27
                                            ===========    ===========
  Diluted                                   $     0.51     $     0.25
                                            ===========    ===========

Weighted average shares:
  Basic                                         56,298         52,054
  Diluted                                       63,078         57,124

Note: All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 and effected as a stock dividend on August 15, 2003.




                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
           (Dollars in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                   Quarters ended
               -------------------------------------------------------
               3/26/2004  12/31/2003  9/26/2003  6/27/2003  3/28/2003
               ---------- ----------- ---------- ---------- ----------
Statement of
 Earnings
------------
Revenues, net
 of interest
 expense        $278,507    $265,704   $200,830   $198,831   $164,249
Non-interest
 expenses:
  Compensation
   and
   benefits      158,938     149,201    115,996    114,115     95,397
  Non-
   personnel
   expenses       58,350      63,669     48,694     52,414     45,595
               ---------- ----------- ---------- ---------- ----------
Earnings
 before income
 taxes and
 minority
  interest        61,219      52,834     36,140     32,302     23,257
Income taxes      21,257      19,233     12,906     11,640      9,072
               ---------- ----------- ---------- ---------- ----------
Earnings
 before
 minority
 interest         39,962      33,601     23,234     20,662     14,185
Minority
 interest in
 earnings of
 consolidated
 subsidiaries,
  net              8,053       3,005      2,702      1,924         --
               ---------- ----------- ---------- ---------- ----------
    Net
     earnings    $31,909     $30,596    $20,532    $18,738    $14,185
               ========== =========== ========== ========== ==========

Diluted
 earnings per
 share             $0.51       $0.50      $0.35      $0.32      $0.25
               ========== =========== ========== ========== ==========

Financial
 Ratios
---------
Pretax
 operating
 margin             22.0%       19.9%      18.0%      16.2%      14.2%
Compensation
 and benefits
 / net
 revenues           57.1%       56.2%      57.8%      57.4%      58.1%
Effective tax
 rate               34.7%       36.4%      35.7%      36.0%      39.0%

Note: All per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 and effected as a stock dividend on August 15, 2003.




                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
                   (Dollars and Shares in Thousands)
                              (Unaudited)

                                    Quarters ended
               -------------------------------------------------------
               3/26/2004  12/31/2003  9/26/2003  6/27/2003  3/28/2003
               ---------- ----------- ---------- ---------- ----------
Revenues by
 Source
-----------
Commissions and
 principal
 transactions:
   Equities      $92,879     $92,021    $85,142    $85,047    $69,993
   International  25,713      21,507     21,951     25,618     16,231
   High yield     12,217      13,866      9,216      7,897      9,312
   Convertibles    7,578       6,899      5,146      8,570      8,184
   Execution       8,570       6,493      6,209      5,946      5,089
   Bonds Direct   11,152       8,600      8,066      6,038      4,538
   Other
    proprietary      634         763      5,585      7,115      1,075
               ---------- ----------- ---------- ---------- ----------
     Total       158,743     150,149    141,315    146,231    114,422
Investment
 banking          91,372      98,689     42,000     44,716     44,203
Asset management
 fees and
 investment
 income from
 managed funds:
   Asset
    management
    fees          10,105       6,690      4,891      3,010      2,677
   Investment
    income from
    managed
    funds         13,696       5,161      4,813      3,976        924
               ---------- ----------- ---------- ---------- ----------
     Total        23,801      11,851      9,704      6,986      3,601
Interest          24,739      26,621     23,582     30,701     21,499
Other              4,439       1,951      5,346      1,575      1,574
               ---------- ----------- ---------- ---------- ----------
   Total
    revenues    $303,094    $289,261   $221,947   $230,209   $185,299
               ========== =========== ========== ========== ==========

Other Data
----------
Number of
 trading days         59          66         63         63         60
Average
 employees         1,612       1,432      1,384      1,364      1,359
Common shares
 outstanding      56,808      56,702     56,425     55,142     55,136
Weighted average
 shares:
   Basic          56,298      54,113     53,534     52,608     52,054
   Diluted        63,078      61,039     59,502     58,077     57,124

Note: All share and per share information has been restated to retroactively reflect the effect of the two-for-one stock split declared by the Board of Directors on July 14, 2003 and effected as a stock dividend on August 15, 2003.

As of March 26, 2004, stockholders' equity amounted to $903 million, resulting in a book value of $15.90 per share.

    CONTACT: Jefferies Group, Inc., New York
             Joseph A. Schenk, 212-284-2338